Exhibit 16.2




                              Lawrence Scharfman & Company






                                                    April 10, 2006



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      Cal Bay International, Inc.
         Commission File No. 0-32893
         --------------------------------


Ladies and Gentlemen:

We have been engaged, as of March 29, 2006, as the independent accountants of Cal Bay International, Inc. (the "Company"), effective with the audit of the financial Statements for the year ended December 31, 2005.

We have been furnished with a copy of the Current Report on Form 8-K for Cal Bay International, Inc. dated March 29, 2006.
We have read and agree with the
statements made therein concerning our retention and our prior relationship with the Company.


                                    Very truly yours,

                                    /s/ Lawrence Scharfman

                                    Lawrence Scharfman & Company